Registration No. 333-40183

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LECTEC CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of	41-1301878 (I.R.S. Employer
incorporation or organization)	Identification No.)
1407 South Kings Highway
Texarkana, Texas 75501
(Address, including zip code, of registrant’s principal executive offices)

Gregory G. Freitag	Copy to:
Chief Executive Officer	Timothy S. Hearn, Esq.
LecTec Corporation	Dorsey & Whitney LLP
1407 South Kings Highway	Suite 1500
Texarkana, Texas 75501	50 South Sixth Street
(903) 832-0993	Minneapolis, MN 55402
(Name, address, including zip code, and telephone	(612) 340-2600
number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-40183) (the “Registration Statement”) of LecTec Corporation (the “Company”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 1997. The Registration Statement registered 221,948 shares of the Company’s common stock sold to the selling shareholders described in the prospectus forming part of the Registration Statement.
The Company is filing this Post-Effective Amendment No. 1 to remove and withdraw from registration all shares of the Company’s common stock registered pursuant to the Registration Statement that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Texarkana, State of Texas, on the 31st day of May, 2011.

LECTEC CORPORATION
By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Executive Officer and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on the 31st day of May, 2011.

Signature	Title

/s/ Gregory G. Freitag Gregory G. Freitag	Chief Executive Officer, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)

*	Director
Timothy M. Heaney

*	Director
Lowell Hellervik

*	Director
Robert J. Rudelius

*	Director
Elmer Salovich, M.D.

* By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Power of Attorney

4